UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                 ____________


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: November 8, 2000


                              DYNEX CAPITAL, INC.
              (Exact Name of Registrant as Specified in Charter)


      Virginia                      1-9819                    52-1549373
 (State or Other            (Commission File Number)        IRS Employer
 Jurisdiction of                                            Identification No.)
  Incorporation)


 4551 Cox Road, Suite 300, Glen Allen, Virginia                    23060
 (Address of Principal Executive Offices)                          (Zip Code)


                          (804) 217-5800
      (Registrant's telephone number, including area code)




Item 5.       OTHER EVENTS.


     On November 7, 2000, the Company and CIF entered into an Agreement and Plan of Merger, dated as of November 7, 2000 (the "Merger Agreement"), by and among, the Company, CIF and DCI Acquisition Corporation, a newly created subsidiary of CIF. The Merger Agreement provides for CIF to acquire 100% of the equity of the Company for a purchase price of $90 million in cash. CIF will acquire the common stock of the Company for a price of $2.00 per share, the Series A Preferred
Stock of the Company for a price of $12.07 per share, the Series B Preferred Stock of the Company for a price of $12.32 per share and the Series C Preferred Stock of the Company for a price of $15.08 per share.

     The transaction is expected to close in the first quarter of 2001, subject to the approval of the Company's shareholders and customary closing conditions. The transaction is also conditioned upon CIF securing necessary financing and the consent of the holders of the Company's senior notes. Regarding the senior notes, CIF has thirty days from the date of the Merger Agreement to obtain any necessary consents. In addition, CIF must confirm its financing commitments prior to the Company filing with the Securities and Exchange Commission the preliminary proxy statement relating to the transaction and prior to the mailing of the proxy to the Company's shareholders.


     The foregoing is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 99.1 hereto.



     Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

     99.1  Agreement  and Plan of Merger,  dated as of November 7, 2000,  by and
among  the  Company,   California  Investment  Fund,  LLC  and  DCI  Acquisition
Corporation.


     99.2 Escrow Agreement, dated as of November 7, 2000, by and among, the Company, California Investment Fund, LLC and U.S. Trust Company, National Association.




                                                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date: November 8, 2000 DYNEX CAPITAL, INC.


                                                  By:      /s/ Thomas H. Potts
                                                           Thomas H. Potts
                                                           President

              EXHIBIT INDEX                             Method of Filing

Number        Description
                                                        Filed herewith
99.1          Agreement and Plan of Merger, dated as of
              November 7, 2000, by and among the Company, California Investment Fund, LLC and DCI Acquisition
              Corporation.

                                                        Filed herewith
99.2 Escrow Agreement, dated as of November 7, 2000, by and among the Company, California Investment
              Fund LLC and U.S. Trust Company, National
              Association.

                                        Exhibit 99.1
                              AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of November 7, 2000, by and among CALIFORNIA INVESTMENT FUND, LLC, a California limited liability company (the "Buyer"), DCI ACQUISITION CORPORATION, a Virginia corporation and a wholly-owned Subsidiary of the Buyer (the "Transitory Subsidiary"), and DYNEX CAPITAL, INC., a Virginia corporation (the "Target"). The Buyer, the Transitory Subsidiary, and the Target are each referred to herein as a "Party" and are referred to collectively herein as the "Parties."

     This Agreement contemplates a transaction in which the Buyer will acquire all of the outstanding capital stock of the Target for cash through a reverse subsidiary merger of the Transitory Subsidiary with and into the Target.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows: SECTION 1. DEFINITIONS.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

 "Acquisition Transaction" has the meaning set forth in Section 5(m) below.

 "Articles of Merger" has the meaning set forth in Section 2(c) below.

 "Buyer" has the meaning set forth in the preface above.

 "Buyer Disclosure Schedule" has the meaning set forth in Section 4 below.

 "Buyer Material Adverse Effect" has the meaning setforth in Section 4(d) below.

 "Buyer-owned Shares" means the 572,178 Target Common Shares owned by the Buyer.

     "Buyer-REIT" means the REIT Subsidiary or REIT Affiliate to be formed by the Buyer for the purpose of acquiring the Excluded Target REIT Assets.

   "Certificate of Merger" has the meaning set forth in Section 2(d) below.

   "Certificates" has the meaning set forth in Section 2(e)(i) below.

   "Closing" has the meaning set forth in Section 2(b) below.

   "Closing Date" has the meaning set forth in Section 2(b) below.

   "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries other than information that (i) is already generally available to the public, (ii) was available to the Buyer, Transitory Subsidiary or their respective Representatives or Affiliates on a non-confidential basis prior to its disclosure by the Target or its Subsidiaries, or (iii) becomes available to the Buyer, Transitory Subsidiary or their respective Representatives or Affiliates on a non-confidential basis from a source other than the Target or its Subsidiaries, provided, that such source is not known by such Person to be prohibited from transmitting the information to such Person by a contractual, legal, fiduciary or other obligation, or (iv) was or is independently developed by the Buyer, Transitory Subsidiary or their respective Representatives or Affiliates without the use of Confidential Information of the Target or its Subsidiaries.

     "Confidentiality Agreement" means that certain Confidentiality Agreement dated April 6, 2000 between the Buyer and the Target.

     "Confirmation" means a confirmation from each lender or equity provider under a Financing Commitment that such commitment remains in full force and effect and without material modification. A Confirmation may be from a replacement lender or equity provider as long as the replacement lender or equity provider is capable of financing the transactions contemplated hereby.

     "Definitive Financing Agreements" has the meaning set forth in Section 5(e) below.

     "Definitive Proxy Materials" means the proxy materials relating to the Special Meeting which are mailed to the holders of Target Shares.

     "DHI" means Dynex Holding, Inc., a Virginia corporation and an Affiliate of the Target.

     "DOJ" means the Antitrust Division of the United States Department of Justice.

     "Effective Time" has the meaning set forth in Section 2(d)(i) below.

     "Employee" shall mean each current, former, or retired employee, officer, consultant, advisor, independent contractor, agent or director of the Target or any of its Subsidiaries.

     "End Date" has the meaning set forth in Section 7(a)(ii)(A) below.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all applicable rules and regulations thereunder.



     "ERISA Affiliate" shall mean each business or entity which is a member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" with the Target within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Target under Section 414(o) of the Code, or is under "common control" with the Target, within the meaning of Section 4001(a)(14) of ERISA.

"Escrow Agent" has the meaning set forth in Section 2(g) below.

"Escrow Agreement" has the meaning set forth in Section 2(g) below.

"Escrow Amount" has the meaning set forth in Section 2(g) below.

"Escrowed Shares" has the meaning set forth in Section 2(g) below.

"Excluded Target REIT Assets" has the meaning set forth in Section 2(h) below.

"Financing Commitments" has the meaning set forth in Section 4(b) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Entity" means any governmental or regulatory authority, court, agency, commission or other governmental entity or any securities exchange or other self-regulatory body, domestic or foreign.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

 "Insurance Premium Cap" has the meaning set forth in Section 5(j)(i) below.

 "IRS" means the United States Internal Revenue Service.

 "Knowledge" means actual knowledge of a Person.

 "Merger" has the meaning set forth in Section 2(a) below.

     "Merger Consideration" means collectively the Target Common Shares Merger Consideration, the Target Series A Share Merger Consideration, the Target Series B Share Merger Consideration, and the Target Series C Share Merger Consideration.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency), but in any event shall exclude any extraordinary transaction.

"Party" has the meaning set forth in the preface above.

"Paying Agent" has the meaning set forth in Section 2(e) below.

"Payment Fund" has the meaning set forth in Section 2(e) below.

"PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a group (as defined in the Securities Exchange Act), an entity, or a Governmental Entity (or any department, agency, or political subdivision thereof).

     "Preferred Stock Charter Amendment" has the meaning set forth in the definition of Requisite Stockholder Approval.

"Public Reports" has the meaning set forth in Section 3(e) below.

"Regulatory Law" has the meaning set forth in Section 5(c)(ii)(B) below.

"REIT" has the meaning set forth in Section 3(p)(ix) below.

"Representatives" has the meaning set forth in Section 5(m)(i) below.

     "Requisite Stockholder Approval" means the affirmative vote in favor of the Merger and the transactions contemplated hereby of the holders of (i) two-thirds of the Target Common Shares and (ii) two-thirds of the Target Series A Shares, the Target Series B Shares and the Target Series C Shares, each voting as a separate class. Requisite Stockholder Approval shall require that two-thirds of the Target Series A Shares, the Target Series B Shares and the Target Series C Shares, each voting as a separate class, approve an amendment to Target's charter documents, satisfactory to Buyer, providing for the conversion of each such series of preferred stock into the right to receive the Target Series A Merger Consideration, the Target Series B Merger Consideration or the Target Series C Merger Consideration, as applicable (the "Preferred Stock Charter Amendment")

  "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations thereunder.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

 "SEC Mail Date" has the meaning set forth in Section 5(c)(i) below.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, or (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings.

 "Shareholder Mail Date" has the meaning set forth in Section 5(c)(i) below.

 "Special Meeting" has the meaning set forth in Section 5(c)(i) below.

     "Subsidiary" of a Person means any corporation, limited partnership, general partnership, joint venture, limited liability company or other legal entity of which such Person (either alone or through or together with any other Subsidiary or Subsidiaries) is the general partner or managing entity or of which 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries).

"Superior Proposal" has the meaning set forth in Section 5(l) below.

"Surviving Corporation" has the meaning set forth in Section 2(a) below.

"Takeover Proposal" has the meaning set forth in Section 5(m) below.

"Target" has the meaning set forth in the preface above.

     "Target Common Shares" means the Common Stock, $.01 par value per share, of the Target.

     "Target  Common  Share Merger  Consideration"  has the meaning set forth in
Section 2(d)(v) below.

"Target Disclosure Schedule" has the meaning set forth in Section 3 below.

"Target Employee Plans" has the meaning set forth in Section 3(h) below.

    "Target Equity Equivalent Security" means any subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) entitling any Person to purchase or otherwise acquire from the Target or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of the Target.

     "Target Material Adverse Effect" has the meaning set forth in Section 3(a) below.

    "Target Option" means any option, warrant or other instrument convertible into Target Shares that is outstanding immediately prior to the Effective Time, whether or not then exercisable, including without limitation an option to purchase Target Common Shares granted under the Target's 1992 Stock Incentive Plan.

 "Target Permits" has the meaning set forth in Section 3(m) below.

 "Target REIT" means collectively the Target and its REIT Subsidiaries.

     "Target SAR" means a stock appreciation right, phantom stock unit or other similar right of the Target.

     "Target Senior Notes" means the 7.875% Senior Notes due July 15, 2002, of the Target.

     "Target Senior Notes Indenture" means that certain Indenture dated as of July 14, 1997, as supplemented by that certain Officers' Certificate of Thomas
H. Potts and Lynn K. Geurin, dated July 14, 1997 and by that certain Instrument of Resignation, Appointment and Acceptance dated as of June 12, 2000, between the Target, Chase Bank of Texas, NA, and HSBC Bank USA, providing for the issuance of the Target Senior Notes.

     "Target Series A Shares" means the Series A 9.75% Cumulative Convertible Preferred Stock, $.01 par value per share, of the Target.

     "Target Series A Share Merger  Consideration"  has the meaning set forth in
Section 2(d)(v) below.

     "Target Series B Shares" means the Series B 9.55% Cumulative Convertible Preferred Stock, $.01 par value per share, of the Target.

     "Target Series B Share Merger  Consideration"  has the meaning set forth in
Section 2(d)(v) below.

     "Target Series C Shares" means the Series C 9.73% Cumulative Convertible Preferred Stock, $.01 par value per share, of the Target.

     "Target Series C Share Merger  Consideration"  has the meaning set forth in
Section 2(d)(v) below.

    "Target Shares" means collectively the Target Common Shares, the Target Series A Shares, the Target Series B Shares, and the Target Series C Shares.

"Target Stockholder" means any Person who or which holds any Target Shares.

    "Target's Knowledge" means the Knowledge of Thomas H.Potts or Stephen J.Benedetti.

"Tax" has the meaning set forth in Section 3(p)(xi) below.

"Tax Return" has the meaning set forth in Section 3(p)(xi) below.

"Transitory Subsidiary" has the meaning set forth in the preface above.

"Virginia Corporation Law" means the Virginia Stock Corporation Act, as amended.


SECTION 2.    BASIC TRANSACTION.

     (a) The Merger. On and subject to the terms and conditions of this Agreement, the Transitory Subsidiary will merge with and into the Target (the "Merger") at the Effective Time. The Target shall be the corporation surviving the Merger (the "Surviving Corporation").

     (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Venable, Baetjer and Howard, LLP, 2010 Corporate Ridge, Suite 400, McLean, Virginia 22102, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

     (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments, and documents referred to in Section-6(a) below, (ii) the Buyer and the Transitory Subsidiary will deliver to the Target the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) the Target and the Transitory Subsidiary will file Articles of Merger reasonably satisfactory to each of the Parties and meeting the requirements of Sections 13.1-604 and 13.1-720, and any other relevant provisions of Virginia Corporation Law (the "Articles of Merger") with the Virginia State Corporation Commission, and all other filings or recordings required under Virginia Corporation Law, including any plan of merger, (iv) the Buyer will cause the Surviving
Corporation to deliver the Payment Fund to the Paying Agent in the manner provided below in Section 2(e), and (v) the Parties will comply with all other covenants and obligations imposed upon it under the terms of the Agreement.

(d)      Effect of Merger.

     (i) General. The Merger shall become effective at the time that the Virginia State Corporation Commissioner shall have issued a "Certificate of Merger" pursuant to Section 13.1-720 of the Virginia Corporation Law (the
"Effective Time"). The Merger shall have the effect set forth in Section 13.1-721 of the Virginia Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement. (ii) Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall, at and as of the Effective Time, read as did the Articles of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time. (iii) Bylaws. The Bylaws of the Surviving Corporation shall, at and as of the Effective Time, read as did the Bylaws of the Transitory Subsidiary immediately prior to the Effective Time.
(iv) Directors and Officers. The directors and officers of the Transitory Subsidiary shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office). (v) Conversion of Target Shares. At and as of the Effective Time, without any action on the part of the holders of Target Shares, (A) each Target Common Share (other than any Buyer-owned Shares) shall be converted into the right to receive an amount (the "Target Common Share Merger Consideration") equal to $2.00 in cash (without interest), (B) each Target Series A Share shall be converted into the right to receive an amount (the "Target Series A Share Merger Consideration") equal to $12.07 in cash (without interest), less any dividend declared or paid on such shares subsequent to the date hereof, (C) each Target Series B Share shall be converted into the right to receive an amount (the "Target Series B Share Merger Consideration") equal to $12.32 in cash (without interest), less any dividend declared or paid on such shares subsequent to the date hereof (D) each Target Series C Share shall be converted into the right to receive an amount (the"Target Series C Share Merger Consideration") equal to $15.08 in cash (without interest), less any dividend declared or paid on such shares subsequent to the date hereof and (E) each Buyer-owned Share shall be cancelled and all rights with respect thereto shall cease to exist and no consideration shall be delivered in exchange therefor; provided, however, that the Merger Consideration shall be subject to proportional adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding occurring between the date hereof and the date of filing of the Articles of Merger. No Target Share shall be deemed to be outstanding or to have any rights (monetary or otherwise) other than those set forth above in this Section 2(d)(v) after the Effective Time. All accrued dividends on the Target Shares shall be canceled at the Effective Time. (vi) Conversion of Capital Stock of the Transitory Subsidiary. At and as of the Effective Time, each share of Common Stock, $.01 par value per share, of the Transitory Subsidiary shall be converted into one share of Common Stock, $.01 par value per share, of the Surviving Corporation. (vii) Termination of Dividend Reinvestment and Stock Purchase Plan, Directors Stock Appreciation Rights Plan and 1992 Stock Incentive Plan. Except as may otherwise be agreed to in writing by the Buyer, the Transitory Subsidiary, and the Target, the Target covenants that (A) its Dividend Reinvestment and Stock Purchase Plan, Directors Stock Appreciation Rights Plan and its 1992 Stock Incentive Plan, together with any similar plan, shall terminate as of the Effective Time, (B) all Target Options and Target SARs shall be cancelled as of the Effective Time for an aggregate amount not to exceed $265,000 in cash and (C) it shall use best efforts to obtain all necessary consents of the holders of the Target Options and Target SARs to the cancellation of the Target Options and Target SARs as set forth in this Section 2(d)(vii).

     (e) Procedure for Payment. (i) Promptly after the Effective Time, (A) the Buyer will cause the Surviving Corporation to furnish a bank or trust company designated by the Buyer and reasonably acceptable to the Target (the "Paying Agent") with cash sufficient for the Paying Agent to make prompt payment of the Merger Consideration to all holders of outstanding Target Shares (other than any Buyer-owned Shares), upon the surrender of the Target Shares by the holder thereof to the Paying Agent along with a properly executed letter of transmittal (the "Payment Fund") and (B) the Buyer will cause the Paying Agent to mail a letter of transmittal (with instructions for its use) in a form and substance reasonably satisfactory to each of the Parties to each record holder of outstanding Target Shares for the holder to use in surrendering the certificates which represented his, her or its Target Shares ("Certificates") against payment of the Merger Consideration. Upon surrender of a Certificate to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash payable for the Target Shares represented by such Certificate pursuant to Section 2(d)(v). In the event of a transfer of ownership of Target Shares which is not registered in the transfer records of the Target, payment may be made with respect to such Target Shares to such a transferee if the Certificate representing such Target Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. No interest will accrue or be paid to the holder of any outstanding Target Shares. (ii) The Buyer may cause the Paying Agent to invest the cash included in the Payment Fund in one or more of the permitted investments set forth in the agreement between the Payment Agent and the Buyer, which agreement shall be in form and substance reasonably satisfactory to each of the Parties; provided, however, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger Consideration as necessary. The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and the Buyer will cause the Surviving Corporation to replace promptly any portion of the Payment Fund which the Paying Agent loses through investments. (iii) The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) in excess of $100,000 remaining 60 days after the Effective Time, and any or all of the Payment Fund (including any earnings thereon) remaining 180 days after the Effective Time, and after such 180-day period all former shareholders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.
(iv) The Buyer shall cause the Surviving Corporation to pay all charges and expenses of the Paying Agent.

     (f) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be exchanged as provided in Section 2(e).

     (g) Escrow. Immediately following the execution of this Agreement, the Buyer shall deliver to U.S. Trust Company (the "Escrow Agent") certificates representing the Buyer-owned Shares (the "Escrowed Shares"), together with duly executed instruments of transfer or assignment in blank. Additionally, on or prior to the date that is thirty (30) days from the date hereof (or on the first business day following such 30th day if such 30th day is not a business day), and provided the Buyer has not earlier terminated this Agreement pursuant to
Section 7(a)(vi) hereof, the Buyer shall deliver to the Escrow Agent $1,000,000 in immediately available funds (such funds, together with any and all interest earned thereon, together with the Escrowed Shares, the "Escrow Amount"). The Escrow Amount shall be held and distributed as provided in the Escrow Agreement in the form attached hereto as Exhibit A (the "Escrow Agreement") and subject to terms and conditions of this Agreement.

     (h) Transfer of Excluded Target REIT Assets to Buyer-REIT. Buyer agrees to create, establish or enter into an arrangement with the Buyer-REIT to which the Target will transfer the assets and associated liabilities identified in
Schedule 2(h) accompanying this Agreement (the "Excluded Target REIT Assets") simultaneously with or, at the Buyer's election, immediately prior to the Closing (but in any event, after satisfaction of all Closing conditions). The Target's obligation to transfer such assets and the Buyer's obligation to cause the Buyer-REIT to assume such liabilities will terminate in the event the Closing does not occur.

     (i) Subsequent Actions. Without limiting the terms of Section 2(d)(i), if, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement. (j) Further Assurances. Each Party hereto shall execute and cause to be delivered to each other Party hereto such instruments and other documents, and shall take such other actions, as such other Party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF TARGET. The Target represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the Target disclosure schedule accompanying this Agreement (the "Target Disclosure Schedule"). The Target Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have or reasonably be expected to result in any changes in or effects that in the aggregate together with all other changes and effects (x) are materially adverse to the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Target and its Subsidiaries taken as a whole, except, to the extent resulting from (1) any changes in general United States economic conditions, or (2) any changes affecting the mortgage industry in general (including changes in interest rates), but not to the extent that the changes disproportionately affect the Target, or (y) will prevent the Target's consummating the transactions contemplated hereby or materially delay the Target's ability to consummate the transactions contemplated hereby (such changes and effects described in clauses (x) and (y), a "Target Material Adverse Effect"). Each of the Target and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b)      Capitalization.

     (i) The authorized capital stock of Target consists of 100,000,000 shares of Target Common Stock, par value $.01 per share, 1,552,000 shares of Preferred Series A Stock, par value $.01 per share, 4,760,000 shares of Preferred Series B Stock, par value $.01 per share, and 1,840,000 shares of Preferred Series C Stock, par value $.01 per share. At the close of business on September 30, 2000, the issued and outstanding capital stock of the Target consists of:

(A)      11,446,206 Target Common Shares;
(B)      1,309,061 Target Series A Shares;
(C)      1,912,434 Target Series B Shares; and
(D)      1,840,000 Target Series C Shares.

     No shares of capital stock of the Target are held by any of the Target's Subsidiaries.

     (ii) All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, non-assessable and free of preemptive rights. All of the outstanding shares of capital stock and other equity securities of the Subsidiaries of Target are owned, directly or indirectly, by the Target free and clear of all liens, pledges, security interests, or other encumbrances.

     (iii) Except for the right of the Target Series A Shares, Target Series B Shares and Target Series C Shares to convert into Target Common Shares under the Target's charter, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, calls, agreements, conversion rights, exchange rights, or other contracts or commitments (contingent or otherwise) that could require the Target to issue, sell, transfer or otherwise cause to become outstanding any of its capital stock or otherwise entitle any Person to purchase or otherwise acquire from the Target or any of its Subsidiaries at any time, or upon the happening of any stated events any shares of capital stock or other equity stock of the Target and its Subsidiaries. As of the date of this Agreement, there are no outstanding obligations, contingent or otherwise, of the Target or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Target Shares or any Target Equity Equivalent Securities (except in connection with the exercise, conversion or exchange of outstanding Target Equity Equivalent Securities).

     (iv) There are no outstanding or authorized stock appreciation, phantom stock units, profit participation, or similar rights with respect to the Target or its Subsidiaries.

     (v) The Target Disclosure Schedule sets forth the name and jurisdiction of incorporation or organization of each Subsidiary of the Target. Neither the Target nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any Person. (vi) As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness issued and outstanding having the right to vote together with Target's stockholders on any matter in respect of which the Target's stockholders are entitled to vote.

     (c) Authorization of Transaction. The Target has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

(d)      Noncontravention.

     (i) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) (1) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity, or court to which any of the Target and its Subsidiaries is subject, (2) violate or conflict with any provision of the charter or bylaws of any of the Target or its Subsidiaries or (3) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate,  terminate,  modify,  or  cancel,  or require  any notice  under any agreement, contract, lease, license, instrument, bond, note, mortgage, indenture, franchise or other arrangement (with or without notice or any lapse of time) to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien, claim or encumbrance upon any of its assets), except, in the case of clauses (A) (1) and (A) (3) above only, where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or lien, claim or encumbrance would not have, or reasonably be expected to have, a Target Material Adverse Effect, or
(B) result in any obligation on the part of the Target or any of its Subsidiaries (with or without notice or any lapse of time) to repurchase or repay any debenture, bond, note or other indebtedness for borrowed money (including, without limitation, the Target Senior Notes).

     (ii) To the Target's Knowledge, and other than in connection with the provisions of the Hart-Scott-Rodino Act, the Virginia Corporation Law, the Securities Exchange Act, the Securities Act, and any applicable federal or state securities laws, none of the Target or any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have, or reasonably be expected to have, a Target Material Adverse Effect.

     (e) Filings with the SEC. The Target has timely filed all forms, reports, statements, schedules and other documents (including all annexes, exhibits, schedules, amendments and supplements thereto) required to be filed by it with the SEC since December 31, 1996, has delivered or made available to the Buyer upon written request all forms, reports, statements, schedules and other documents (except for preliminary materials) (including all annexes, exhibits, schedules, amendments and supplements thereto) filed by it with the SEC since December 31, 1996 (such forms, reports, statements, schedules and documents filed by the Target with the SEC, including any such forms, reports, statements, schedules and other documents filed by the Target with the SEC after the date of this Agreement and prior to the Closing Date, are referred to herein, collectively, as the 'Public Reports,' and with respect to the Public Reports filed by the Target after the date of this Agreement and prior to the Closing Date, will deliver or make available to the Buyer upon Buyer's written request all of such Public Reports in the form filed with the SEC. As of their respective filing dates, the Public Reports (including all information incorporated therein by reference) (i) complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each 'material contract'(as such term is defined in Item 601 (b)(10) of Regulation S-K of the SEC) of the Target or any of its Subsidiaries and each non-competition agreement or any other agreement or obligation of the Target or any of its Subsidiaries that purports to limit in any respect the manner in which or the localities in which, all or any substantial portion of the business of the Target or any of its Subsidiaries would be conducted is disclosed in the Public Reports filed prior to the date hereof.

     (f) Brokers' Fees. Except for PaineWebber Incorporated pursuant to an engagement letter, a true and complete copy of which has previously been delivered to the Buyer, none of the Target or any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, agent, investment banker, financial advisor or other person with respect to the transactions contemplated by this Agreement.

     (g) Disclosure. The Definitive Proxy Materials will comply as to form with the requirements of the Securities Exchange Act in all material respects. The Definitive Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target makes no representation or warranty with respect to any information that the Buyer or the Transitory Subsidiary will supply specifically for use in the Definitive Proxy Materials.

     (h) Employee Benefits. Target Disclosure Schedule 3(h) contains a true and complete list of each written bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable 'change of control' or similar provisions in any plan, contract or arrangement maintained or contributed to by the Target or any of its Subsidiaries for the benefit of Employees or the beneficiaries of any Employee (collectively, 'Target Employee Plans'). Neither the Target nor any of its Subsidiaries has any plan or commitment to establish or enter into any new Target Employee Plan, or to modify or, except as contemplated by this Agreement, to terminate any Target Employee Plan. The Target has made available, or has caused to be made available, to the Buyer current, accurate and complete copies of all documents embodying or relating to each Target Employee Plan. (i) To the Target's Knowledge, each of the Target and its Subsidiaries has performed all obligations required to be performed by it under each Target Employee Plan. Each Target Employee Plan has been established and maintained in substantial accordance with its terms and in substantial compliance with all applicable laws. Each Target Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. There is no litigation pending or, to the Knowledge of the Target, threatened or anticipated (other than routine claims for benefits) with respect to any Target Employee Plan or by any Employee with respect to the Target or any of its Subsidiaries. No Target Employee Plan is under audit or investigation by the Internal Revenue Service, the Department of Labor, the PBGC or other Governmental Entity, and to the Knowledge of the Target, no such audit or investigation is threatened.

     (ii) Neither the Target, any of its Subsidiaries, nor any ERISA Affiliate presently sponsors, maintains, contributes to, nor is the Target, any of its Subsidiaries or any ERISA Affiliate required to contribute to, nor has the Target, any of its Subsidiaries nor any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to, a "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA.

     (iii) Neither the Target nor any of its Subsidiaries maintains or contributes to any Target Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code and Sections 601 through 609 of ERISA.
(iv) The execution of, and performance of the transactions contemplated by this Agreement will not (either individually, in the aggregate or upon the occurrence of any additional or subsequent events) (A) constitute an event that will or may result in any payment (whether of severance pay or otherwise), acceleration of benefits, forgiveness of indebtedness, vesting or distribution of benefits, increase in benefits or obligation to fund benefits with respect to any Employee, or (B) result in the triggering or imposition of any restrictions or limitations on the right of the Buyer, the Target or any of its Subsidiaries to amend or terminate any Target Employee Plan. No payment or benefit which will or may be made by the Buyer, the Target, or any of its Subsidiaries or any of their respective Affiliates with respect to any Employee may be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code which is contingent on the change in ownership of the Target resulting from the Merger. No officer, director or Employee of the Target or any of its Subsidiaries is entitled to any "sale bonus payment," "retention payment," or any other payment or benefit in connection with, or as a result of, the transactions contemplated by this Agreement.

     (v) To the Target's Knowledge, each of the Target and any of its Subsidiaries is in compliance in all material respects with all applicable laws (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment, wages and hours, withholding taxes, unemployment compensation and Social Security. (i) Labor and Employment Matters. No work stoppage or labor strike against the Target or any of its Subsidiaries by Employees is pending or, to the Knowledge of the Target, threatened. Each of the Target and its Subsidiaries (i) is not involved in or, to the Knowledge of the Target, threatened with any labor dispute, grievance, or litigation relating to labor matters and (ii) is not presently, nor has it been in the past a party to, or bound by, any collective bargaining, union or similar agreement, nor is any such agreement currently being negotiated by the Target or any of its Subsidiaries. No Employees are currently or while employed by the Target or any of its Subsidiaries have ever been represented by any labor union with respect to their employment by Target or its Subsidiaries and to the Knowledge of the Target, no activities the purpose of which is to achieve such representation of all or some of such Employees are threatened or ongoing. (j) Articles of Incorporation and Bylaws of the Target. The Target has furnished or otherwise made available to the Buyer a complete and correct copy of the Target's Articles of Incorporation and Bylaws, in each case as amended to the date of this Agreement. Such Articles of Incorporation and Bylaws of the Target and all similar organizational documents of Subsidiaries of the Target are in full force and effect. The Target is not in violation of its Articles of Incorporation or Bylaws and, except as would not, in the aggregate, have, or reasonably be expected to have, a Target Material Adverse Effect, none of the Subsidiaries of the Target is in violation of any similar organizational documents.

     (k) Absence of Certain Changes. Except as disclosed in the Public Reports filed prior to the date of this Agreement or as otherwise permitted hereby, since June 30, 2000, (i) the Target and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Businesses and there have not been any changes, or any other developments with respect to the Target or any of its Subsidiaries, in each case whether or not in the Ordinary Course of Business, that, in the aggregate with all other changes and developments, have had, or would reasonably be expected to have, a Target Material Adverse Effect (excepting any ratings decline or similar action taken with respect to the Target by any rating agency following the public announcement of the execution of this Agreement), and (ii) there has not been
(A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) in respect of any Target Shares or other equity securities, Target Equity Equivalent Securities or any other securities convertible, exercisable or exchangeable for or into shares of capital stock or other equity securities, of the Target or any of its Subsidiaries, other than dividends and distributions by wholly owned Subsidiaries of the Target; (B)any change by the Target to its accounting policies, practices or methods; (C)other than in connection with the exercise, exchange or conversion of Target Equity Equivalent Securities, any repurchase, redemption or other acquisition of any shares of capital stock or other equity securities or any securities convertible, exchangeable or exercisable for or into shares of capital stock or other equity securities, of the Target or any of its Subsidiaries; (D) except as required by applicable law or pursuant to contractual obligations existing as of June30, 2000, (w)any execution, establishment, adoption or amendment of, or acceleration of rights or benefits under, any agreement relating to severance, any Target Employee Plan, any employment or consulting agreement or any collective bargaining agreement,
(x)any increase in the compensation payable or to become payable to any officer, director or employee of the Target or any of its Subsidiaries (except increases permitted hereunder), (y)any grant of any severance or termination paid to any officer or director of the Target, or (z)any grant of any stock options or other equity related awards other than in the ordinary course consistent with past practice; (E) any default (with or without notice or any lapse of time) in the due performance or observance of any term, covenant (financial or otherwise), representation, warranty or agreement of the Target or its Subsidiaries under any agreement relating to indebtedness for borrowed money (including, without limitation, the Target Senior Notes Indenture); or (F) any agreement or commitment entered into with respect to the foregoing.

     (l) Litigation; Liabilities. (i)Except as disclosed in the Public Reports filed prior to the date of this Agreement, there are no civil, criminal or administrative actions, suits, claims, proceedings, or investigations pending or, to the Knowledge of the Target, threatened, against the Target or any of its Subsidiaries or any of their respective properties, except as would not, in the aggregate, have, or reasonably be expected to have, a Target Material Adverse Effect.

     (ii) Except as set forth in the Public Reports filed prior to the date of this Agreement, neither the Target nor any of its Subsidiaries has or is subject to any liabilities (absolute, accrued, contingent or otherwise), except liabilities (A)adequately reflected on the unaudited consolidated balance sheet of the Target and its Subsidiaries (including any related notes thereto) as of June 30, 2000 included in the Target's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, or (B) which, in the aggregate, would not have, or reasonably be expected to have, a Target Material Adverse Effect. (m) Permits. Except as disclosed in the Public Reports filed prior to the date of this
Agreement, the Target and its Subsidiaries hold all permits, licenses, easements, rights-of-way, variances, exemptions, consents, certificates, orders and approvals which are material to the operation of the businesses of the Target and its Subsidiaries (collectively, the "Target Permits"), except where the failure to hold such Target Permits, in the aggregate, would not have, or reasonably be expected to have, a Target Material Adverse Effect. The Target and its Subsidiaries are in compliance with the terms of the Target Permits, except as described in the Public Reports filed prior to the date hereof or where the failure to so comply, in the aggregate, would not have, or reasonably be expected to have, a Target Material Adverse Effect.

         (n) Board Action; Statutory Rights; Vote Required.

     (i) Not less than a majority of the Target's board of directors has approved this Agreement and the transactions contemplated hereby and thereby, has determined that each of the transactions contemplated hereby is in the best interests of the Target and has resolved to recommend to its stockholders that they vote in favor of the Merger. (ii) Neither the Virginia Corporation Law nor any other state takeover statute or regulation under the laws of the
Commonwealth of Virginia or any other state applies to the Merger, this Agreement, or any of the transactions contemplated hereby or thereby. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute applicable to the Target will prevent or otherwise delay the consummation of the transaction as contemplated hereby.

     (iii) Neither the Virginia Corporation Law nor any other statute or regulation under the law of the Commonwealth of Virginia (including, without limitation, Sections 13.1-730 and 13.1-737 of the Virginia Corporation Law) provides any right of dissent or appraisal to any holder of any Target Shares or any Target Equity Equivalent Security which are issued and outstanding. (iv) The Requisite Stockholder Approval is the only approval of stockholders of the Target necessary to approve the Merger as provided in this Agreement. (iv) Upon receipt of the Requisite Stockholder Approval, pursuant to Section 13.1 721 of the Virginia Corporation Law, and as set forth in the Articles of Merger, all of the Target Series A Shares, Target Series B Shares and Target Series C Shares (including all unpaid dividends with respect thereto) shall be canceled at the Effective Time by operation of law without any further action by the holders of such shares.

     (o) Opinion of Financial Advisor. The board of directors of the Target has received the written opinion of PaineWebber Incorporated, dated as of or prior to the date of this Agreement, to the effect that, subject to the qualifications and limitations contained therein, as of the date of such opinion, the Merger Consideration is fair to the holders of each class of Target Shares from a financial point of view.

     (p) Taxes. (i) Each of the Target and its Subsidiaries has timely filed all Tax Returns required to be filed by any of them and paid (or established full and adequate reserves or accruals on the financial statements filed in the Public Records for) all Taxes required to be paid by any of them in respect of periods covered by such Tax Returns (whether or not shown as due on any such Tax Returns) or which are otherwise due and payable, and all such Tax Returns are true, correct and complete, except for failures to timely file, pay, or omissions or inaccuracies which would not have a Target Material Adverse Effect.
(ii) No deficiencies for any Taxes have been proposed, asserted or assessed in writing or, to the Knowledge of the executive officers of the Target, orally, by any Taxing authority against the Target or any of its Subsidiaries which if adversely determined would have a Target Material Adverse Effect, and no audit of any Tax Return of the Target or any of its Subsidiaries is currently being conducted by any Taxing authority. (iii) Except with respect to any claims for refunds, the federal income Tax returns of the Target and each of its Subsidiaries for all such periods ended on or before December 31, 1993 have been examined by and settled with the IRS, or the applicable statute of limitations with respect to such years, including extensions thereof, has expired. As of the date of this Agreement, none of the Target or any of its Subsidiaries (A) has requested any extension of time within which to file any material federal income Tax return, which Tax return has not since been filed and (B) has in effect any extension, outstanding waivers or comparable consents with respect to any federal income Taxes or federal income Tax Returns. (iv) Copies of all federal Tax returns required to be filed by the Target or any of its Subsidiaries (including any predecessors) for each of the last three years, together with all schedules and attachments thereto, have been delivered or made available by the Target to the Buyer. (v) None of the Target or any of its Subsidiaries (including any predecessors) is a party to, is bound by, or has any obligation under any Tax sharing or similar agreement. (vi) None of the Target or any of its Subsidiaries (A) has received a Tax ruling from any federal Taxing authority or entered into a closing agreement with any federal Taxing authority that would have a continuing material effect after the Closing Date, (B) would be required to include in income for any period after the Closing Date any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by it for any tax year, and, to the Knowledge of the executive officers of the Target, the IRS has not proposed any such adjustment or change in accounting method for any tax year for which the statute of limitations remains open or (C) would be required to include any amount in income after the Closing Date pursuant to Section 453 of the Code as the result of sales of assets before the Closing Date under the installment method. (vii) None of the Target or any of its Subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under
Section 355 of the Code in the past 24 month period or in a distribution which could otherwise constitute part of a "plan" or a series of "related transactions" within the meaning of Section 355(e) of the Code. (viii) Since December 31, 1999, the Target has incurred no liability for any material Taxes under Sections 857(b), 860(c) or 4981 of the Code or IRS Notice 88-19 or Treasury Temporary Regulation Section 1.337(d)-5T, including, without limitation, any material Tax arising from a prohibited transaction described in
Section 857(b)(6) of the Code, and neither the Target nor any of its Subsidiaries has incurred any material liability for Taxes other than in the Ordinary Course of Business. To the Knowledge of the Target, no event has occurred, and no condition or circumstance exists, which presents a risk that any material Tax described in the preceding sentence will be imposed on the Target or any Target Subsidiary prior to the Effective Time. (ix) The Target (A) for each taxable year beginning with the taxable year ended on, and ending at the Effective Time, has been and will be subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, consistent with the requirements for qualification and taxation as a REIT through the Effective Time, (C) will maintain its qualification as a REIT through the date of closing by making all necessary undertakings that are consistent with the Code; and (D) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending, or to the Target's Knowledge, threatened. (x) Each Subsidiary of the Target (A) which is a partnership or limited liability company or files Tax Returns as a partnership for federal income tax purposes (i) has since its formation or its acquisition by Target been, and continues to be, classified for federal income tax purposes as a partnership or disregarded entity and not as an association taxable as a corporation, or a "publicly traded partnership" that is treated as a corporation for federal income tax purposes; and (ii) has not since its formation or its acquisition by the Target owned any assets (including, without limitation, securities) that would cause the Target to violate Section 856(c)(4) of the Code; or (B) which is a corporation or treated as an association taxable as a corporation has been since the date of its formation or acquisition by Target, a qualified REIT subsidiary under Section 856(i) of the Code. (xi) For the purpose of this Agreement, the term "Tax" (including, with correlative meaning, the terms "Taxes", "Taxing", and "Taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, gains, transfer, recording, license, value-added, withholding, excise and other taxes, duties or assessments of any nature whatsoever (whether payable directly or by withholding), together with any and all estimated Tax interest, penalties and additions to Tax imposed with respect to such amounts and any obligations in respect thereof under any Tax sharing, Tax allocation, Tax indemnity or similar agreement as well as any obligations arising pursuant to Regulation 1.1502-6 promulgated under the Code or comparable state, local or foreign provision. The term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     (q) Financial Statements; Accounting. Each of the consolidated balance sheets of the Target and its Subsidiaries (including all related notes) included in the financial statements contained in the Public Reports (or incorporated therein by reference) present fairly, in all material respects, the consolidated financial position of the Target and its Subsidiaries as of the respective dates indicated, and each of the consolidated statements of income, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity of the Target and its Subsidiaries (including all related notes) contained in such financial statements present fairly, in all material respects, the consolidated results of operations, cash flows and changes in stockholders' equity of the Target and its Subsidiaries for the respective periods indicated, in each case in conformity with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and the rules and regulations of the SEC, except that un-audited interim financial statements are subject to normal and recurring year-end adjustments and any other adjustments described therein and do not include certain notes and other information which may be required by GAAP but which are not required under the Securities Exchange Act. The financial statements included in the Public Reports are in all material respects in accordance with the books and records of the Target and its Subsidiaries. There has been no change in the accounting policies, practices or methods the Target and its Subsidiaries since June 30, 2000.

     (r) Intellectual Property. The Target and its Subsidiaries own the entire right, title and interest in and to or have the right to use (pursuant to valid and defensible license arrangements), all intellectual property used or held for use in, or otherwise necessary for, the operation of their respective businesses, except as would not, in the aggregate, have or reasonably be expected to have a Target Material Adverse Effect. There are no pending, or to the Knowledge of the Target, threatened proceedings or litigation or other adverse claims affecting or relating to any such intellectual property, nor, to the Knowledge of the Target, any reasonable basis upon which a claim may be asserted by or against the Target for infringement of any such intellectual property that, in the aggregate, would reasonably be expected to have a Target Material Adverse Effect.

     (s) Indebtedness for Borrowed Money. The Target Disclosure Schedule sets forth a true and correct list of all agreements of the Target and its Subsidiaries relating to indebtedness for borrowed money in excess of $1,000,000. The Target is not, and at Closing will not be (and, in either case, would not be upon the passage of time or but for the waiver by or forbearance of any other Person), in default in the due performance or observance of any term, covenant (financial or otherwise), representation, warranty or agreement in any such agreement (including, without limitation, the Target Senior Notes Indenture).

     (t) Properties. Except as disclosed in the Public Reports, each of the Target and its Subsidiaries

     (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Public Reports as being owned by the Target or one of its Subsidiaries or acquired after the date thereof which are, alone or in the aggregate, material to the Target's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the Ordinary Course of Business), free and clear of (A) all Security Interests except such imperfections or irregularities of title or other Security Interests (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair the business operations presently conducted at such properties, and (B) all real property mortgages and deeds of trust, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Public Reports or acquired after the date thereof which are, alone or in the aggregate, material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee, or, to the Target's Knowledge, the lessor.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER AND TRANSITORY SUBSIDIARY. Each of the Buyer and the Transitory Subsidiary represents and warrants to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Buyer disclosure schedule accompanying this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4. (a) Organization. The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California. The Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia. (b) Financing. The Buyer has furnished to the Target correct and complete copies of written commitments from a third party or third parties (the "Financing Commitments") committing to provide the Buyer and the Transitory Subsidiary with sufficient financing to consummate the Merger according to the terms (and subject to the conditions) of such written commitments. (c) Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms and conditions. (d) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity, or court to which either the Buyer or the Transitory Subsidiary is subject, (ii) violate or conflict with any provision of the charter or bylaws of either the Buyer or the Transitory Subsidiary or; (iii) conflict with, result in breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, bond, note mortgage indenture, franchise or other arrangement (with or without any notice or lapse of time) to which either the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien, claim or encumbrance upon any of its assets), except in the case of clauses (i) and (iii) above only, where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or lien, claim or encumbrance would not have, or reasonably be expected to result in any changes in or effects that in the aggregate together with all other changes and effects
(x) will prevent the Buyer or the Transitory Subsidiary from consummating the transactions contemplated hereby or materially delay the Buyer's ability to consummate the transactions contemplated hereby or (y) materially impair the Buyer's ability to perform its obligations under Sections 2(c)(iv) or 2(e) (such changes and effects described in clauses (x) and (y), a "Buyer Material Adverse Effect"). To the Knowledge of any director or officer of the Buyer, and other than in connection with the provisions of the Hart-Scott-Rodino Act, the Virginia Corporation Law, the Securities Exchange Act, the Securities Act, and any applicable state securities laws, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Buyer Material Adverse Effect.

     (e) Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, agent, investment banker, financial advisor or other person with respect to the transactions contemplated by this Agreement for which any of the Target or its Subsidiaries could become liable or obligated.

     (f) Escrowed Shares. The Buyer is the full legal and beneficial owner of all of the Escrowed Shares and such shares are owned by the Buyer free and clear of any lien, charge, security interest, restriction or encumbrance whatsoever on such shares.

     (g) Disclosure. None of the information that the Buyer or the Transitory Subsidiary will supply specifically for use in the Definitive Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     (h) Funds. At Closing, Buyer will have adequate funds to pay the Merger Consideration.

     SECTION 5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) General. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below) as soon as practicable after the date hereof.

     (b) Notices and Consents. The Target will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use commercially reasonable efforts to obtain (and will cause each of its Subsidiaries to use commercially reasonable efforts to obtain) any third party consents, waivers or licenses that the Buyer reasonably may request in connection with the matters referred to herein.

     (c) Regulatory Matters and Approvals. Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents, permits, orders, requisitions, tax rulings, waivers, licenses and approvals of Governmental Entities in connection with the matters referred to in Sections 3(d) and 4(d) above. Without limiting the generality of the foregoing: (i) Securities Exchange Act. The Target will, as soon as practicable following the date of this Agreement, prepare and file with the SEC preliminary proxy materials under the Securities Exchange Act relating to the special meeting of its shareholders (the "Special Meeting") to be called pursuant to Section 5(l) below in order that the shareholders may consider and vote upon the adoption of this Agreement and the approval of the Merger. The Target will use commercially reasonable efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. The Buyer will provide the Target with whatever information and assistance in connection with the foregoing filing that the Target reasonably may request and will supply the Buyer with copies of all correspondence between the Target or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the proxy statement or the Merger. The Target shall give the Buyer and its counsel (who shall provide any comments thereon as soon as reasonably practicable) the opportunity to review the proxy statement prior to its being filed with the SEC and shall give the Buyer and its counsel (who shall provide any comments thereon as soon as reasonably practicable) the opportunity to review all amendments and supplements to the proxy statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. The Target will provide to the Buyer at least five days' prior notice of the date of mailing (the "SEC Mail Date") of the preliminary proxy materials to the SEC and at least five days' prior notice of the date of mailing (the "Shareholder Mail Date") of the Definitive Proxy Materials to the Target's shareholders, which Shareholder Mail Date shall be as soon as practicable after preliminary proxy materials have been cleared by the SEC but in no event shall be earlier than 33 days after the date hereof.

                  (ii)     Hart-Scott-Rodino Act.

     (A) Each of the Parties will file (and the Target will cause each of its Subsidiaries to file) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the DOJ or any other Governmental Entity under the Hart-Scott-Rodino Act, will use commercially reasonable best efforts to obtain (and the Target will cause each of its Subsidiaries to use commercially reasonable efforts to obtain) an early termination of the applicable waiting period, and will make (and the Target will cause each of its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable.

     (B) In connection with the foregoing Section 5(c)(ii)(A), the Buyer and the Target and each of their respective Subsidiaries shall use their commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a Party,
(ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the DOJ or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other Party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ or such other applicable Governmental Entity or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of the competition.

     (C) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the Parties contained in Sections 5(c)(ii)(A) and (B), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Target and the Buyer shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5(c)(ii) shall limit a Party's right to terminate this Agreement pursuant to Section 7.

     (D) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of the Target and the Buyer shall use commercially reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

     (E) Nothing in this Section 5(c)(ii) shall require the Buyer or any of its Subsidiaries (including the Surviving Corporation after the Closing) to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of the Buyer or its Subsidiaries (including the Surviving Corporation after the Closing) or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason.

     (d) No Poison Pill. The Target shall not adopt any shareholder rights plan, "poison pill" or other plan or agreement prohibiting shareholders from purchasing additional securities of the Target unless the Buyer, the Transitory Subsidiary and their respective Subsidiaries and Affiliates are exempted from such plan, pill or arrangement.

     (e) Financing. The Buyer shall provide to the Target (i) at least three days prior to the SEC Mail Date, a Confirmation dated as of a then current date, if the SEC Mail Date is later than thirty days from the date of this Agreement, and (ii) at least three days prior to the Shareholder Mail Date, either (x) copies of written binding commitments from a third party or third parties committing to provide the Buyer and the Transitory Subsidiary with sufficient financing to consummate the Merger according to the terms (and without any conditions other than those conditions customarily contained in such written binding commitments by such third party or third parties) of such written commitments, or (y) definitive agreements for sufficient financing to consummate the Merger (such commitments or agreements described in clauses (x) and (y), the "Definitive Financing Agreements"). On or prior to the date of the Special Meeting, the Buyer will have sufficient financing in place to consummate the Merger.

     (f) Target SARs and Target Options. Target shall take all necessary action to cause all outstanding Target SARs and Target Options to be purchased, terminated, cancelled or otherwise satisfied by payment to the holders thereof of not more than $265,000 in the aggregate.

     (g) Operation of Business. The Target will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement: (i) none of the Target and its Subsidiaries will authorize or effect any change in its charter or bylaws, other than amendments of the bylaws as needed for the holders of the Target's preferred stock to elect two additional directors as permitted by the Target's charter; (ii) none of the Target and its Subsidiaries will (A) grant any stock appreciation rights, dividend equivalent right, options, warrants, or other rights to purchase, exchange or obtain, or otherwise acquire in respect of any of its capital stock,
(B) issue, sell, pledge or otherwise dispose of any of its capital stock (except upon the conversion or exercise of the Target Options as otherwise permitted herein) or (C) accelerate any right to exchange or acquire any capital stock of the Target or its Subsidiaries; (iii) none of the Target and its Subsidiaries will (A) declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or directly or indirectly redeem, repurchase, or otherwise acquire any of its capital stock or the capital stock of its Subsidiaries, provided, however, the Target may declare and pay a dividend on its Target Series A Shares, its Target Series B Shares and its Target Series C Shares in an aggregate amount not to exceed $10,000,000, as long as the payment of any such dividends are necessary in order for the Target to maintain its status as a REIT or to avoid liability for any excise taxes imposed under Section 4981 of the Code and as long as such declaration and payment do not conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, bond, note, mortgage, indenture, franchise or other arrangement (with or without notice or any lapse of time) to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien, claim or encumbrance upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or lien, claim or encumbrance would not have, or reasonably be expected to have, a Target Material Adverse Effect, or (B) effect any stock split, reverse stock split, subdivision, reclassification or similar transaction, or otherwise change its capitalization as it exists on the date hereof; (iv) none of the Target and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation or otherwise become responsible (whether directly, indirectly or otherwise) for the obligations of any other Person; (v) none of the Target and its Subsidiaries will (A) impose any Security Interest upon any of its assets or (B) sell, lease, assign, transfer or otherwise dispose of (by merger or otherwise) any of its property, business or assets except for (i) the disposition of assets to the Buyer-REIT as contemplated by Section 2(h), (ii) the sale of assets related to the tax-exempt bond position at a price to be approved by the Buyer, such approval not to be unreasonably withheld or delayed, (iii) the sale of the Target's pool of property tax receivables secured by real property in Cuyahoga County, Ohio, at a price to be approved by the Buyer, such approval not to be unreasonably withheld or delayed, (iv) the sale of any of Target's multifamily loans or participations at a yield not in excess of 3% over the yield on the 10 year US Treasury security, (v) the sale by the Target of approximately $65 million of automobile installment contracts, subject to the related debt, to Greenwich Capital Financial Products, Inc., and (vi) other asset sales for fair value in the ordinary course of business provided that the proceeds of such other asset sales do not exceed $500,000 in any single transaction or $2,000,000 in the aggregate prior to the Effective Time;

     (vi) except for funding obligations on existing construction loans in an aggregate amount not to exceed $6,000,000 and except for the purchase by the Target pursuant to that certain Tax Certificate Sale/Purchase Agreement by and between Cuyahoga County, Ohio Treasurer, as Seller, and GLS Capital-Cuyahoga, Inc., as Purchaser, Dated as of September 1, 1998 of certain property tax receivables located in and around Cuyahoga County, Ohio for an aggregate purchase price not to exceed $6,000,000, none of the Target and its Subsidiaries will (A) make any loan to any other Person other than Target, Subsidiaries or DHI, (B) make any capital investment in, or acquire the securities or assets of, any other Person other than Target, Subsidiaries, DHI, or Subsidiaries of DHI, provided that in connection with any such investment in or acquisition of any Subsidiary of DHI (including in connection with any liquidation of DHI) (x) no more than $200,000 shall be distributed to shareholders of DHI other than the Target and (y) such Subsidiary of DHI shall become, directly or indirectly, a wholly-owned Subsidiary of the Target whose capital stock or assets are not and will not then become, directly or indirectly, subject to any collateral pledge to any of the lenders of the Target or any of its Subsidiaries, or (C) make any capital expenditures in the aggregate for the Target and its Subsidiaries in excess of $100,000; (vii) none of the Target and its Subsidiaries will make any change in employment terms for any of its directors, officers and employees, other than (A) extension through the Effective Time of employment retention agreements which are in effect as of the date of this Agreement, (B) salary increases made in the Ordinary Course of Business, not to exceed 10% in the aggregate or 20% for any particular individual (or such greater amount which is approved in advance by the Buyer, such approval not to be unreasonably withheld or delayed), and (C) amending that certain Employment Agreement between Thomas
H. Potts and the Target dated as of September 30, 1994 to delete the provisions of Sections 3(a)(iv) and 3(a)(v), provided that Thomas H. Potts shall not have previously entered into an employment agreement with the Buyer; (viii) none of the Target or its Subsidiaries will enter into or adopt or amend any severance plan or other contract or commitment relating to severance, or enter into or adopt or amend any commitment with any employee or any Target Employee Plan (including, without limitation, the plans, programs, agreements and arrangements referred to in Section 3(i)) other than any employment agreement entered into with any employee of the Target who is hired to replace an existing employee of the Target as of the date of this Agreement, which agreement shall be approved by the Buyer (such approval not to be unreasonably withheld or delayed); (ix) none of the Target or its Subsidiaries will settle or compromise any pending or threatened litigation without the Buyer's consent (which consent will not be unreasonably withheld, delayed or conditioned); (x) none of the Target or any of its Subsidiaries shall waive or amend any term or condition of any confidentiality or "standstill" agreement to which the Target or any Subsidiary is a party; (xi) none of the Target or any of its Subsidiaries shall (A) enter into any agreements that are material to the continued operation of the Target or such Subsidiary, and which (x) could materially and adversely effect the Target or such Subsidiary or (y) which could reasonably be expected to have a material adverse effect in the ability of the Parties to consummate the transaction contemplated by this Agreement, or (B) amend any of the foregoing agreements as exist on the date hereof; (xii) none of the Target or any of its Subsidiaries shall make any material changes in the type or amount of their insurance coverages; (xiii) none of the Target or any of its Subsidiaries shall, except as may be required by law or GAAP or the rules and regulations of the SEC and with prior written notice to the Buyer, change any material accounting principals or practices used by the Target or its Subsidiaries; (xiv) none of the Target or any of its Subsidiaries shall enter into any contracts involving any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), or any combination of these transactions (each a "Derivative" and collectively, "Derivatives"), except for contracts approved by the Buyer (such consent not to be unreasonably withheld); (xv) none of the Target or any of its Subsidiaries shall waive, relinquish, release or terminate any material right or claim, including any such right or claim under any material contract; (xvi) none of the Target or any of its Subsidiaries shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of the Target or any Subsidiary, or make a general assignment for the benefit of creditors, or permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Target or any Subsidiary; (xvii) none of the Target or any of its Subsidiaries shall take any action that would reasonably be expected to cause any Target Shares to be delisted from NASDAQ or the New York Stock Exchange, as applicable, prior to the completion of the Merger; (xviii) none of the Target or its Subsidiaries will enter into a "non-compete" or similar agreement; (xix) the Target and each of its Subsidiaries shall conduct its business in all material respects in the Ordinary Course of Business consistent with this Agreement and use reasonable best efforts to (x) preserve intact its business organization, (y) keep available the services of its officers and employees and (z) maintain its existing relations and goodwill with customers, suppliers, regulators, creditors and all others having business dealings with it; (xx) except as may be required by law, none of the Target or any of its Subsidiaries shall make any material tax election, make or change any method of accounting with respect to taxes, file any amended tax returns or settle or compromise any material federal, state, local or foreign tax liability; (xxi) the Target intends to and will continue to maintain its qualification as a REIT through the Closing Date by making all necessary undertakings that are consistent with the Code; (xxii) none of the Target and its Subsidiaries will commit to any of the foregoing.

     (h) Full Access.  The Target will (and will cause each of its  Subsidiaries
to) permit representatives of the Buyer to have full access at all reasonable times, upon reasonable prior notice, and in a manner so as not to interfere with the normal business operations of the Target and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. Each of the Buyer and the Transitory Subsidiary will treat and hold as such any Confidential Information it receives from any of the Target and its Subsidiaries in the course of the reviews contemplated by this Section 5(h), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

     (i) Notice of Developments. Each Party will give prompt written notice to the others of (i) any material adverse development causing a breach of any of its own representations, warranties and covenants contained herein or (ii) any event which could reasonably be expected to cause such party to be unable to consummate the Merger or to preclude the Closing of this Agreement. No disclosure by any Party pursuant to this Section 5(i), however, shall be deemed to amend or supplement such Party's disclosure schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (j) Insurance and Indemnification. (i) The Buyer will provide each individual who served as a director or officer of the Target or any of its Subsidiaries at any time prior to the Effective Time with liability insurance with respect to acts or failures to act prior to the Effective Time for a period of six years after the Effective Time which liability insurance shall be no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time (other than to the extent the available limit of any such insurance policy may be reduced or exhausted by reason of the payment of claims thereunder relating to such directors or officers of Target or any of its Subsidiaries); provided, however, that in order to maintain or procure such coverage, neither the Buyer nor the Surviving Corporation, as applicable, shall be required to pay, in the aggregate, an annual premium in excess of 300% of the current annual premium paid by the Target for its existing coverage (the "Insurance Premium Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Insurance Premium Cap, the Buyer and the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying, in the aggregate, an annual premium equal to the
Insurance  Premium Cap.  (ii) Except as  permitted  under  Section  2(d)(ii) and
(iii), for a period of six years after the Effective Time, the Buyer will not take any action to alter or impair any exculpatory or indemnification provisions existing in the articles of incorporation or bylaws of the Surviving Corporation (except as required by Virginia Corporation Law or federal law) to the extent that such modifications are less advantageous to any individual who served as a director or officer of the Target or any of its Subsidiaries, or of DHI or any of its Subsidiaries, at any time prior to the Effective Time than the exculpatory or indemnification provisions contained in the articles of incorporation or bylaws of the Target as of the date hereof. (iii) If the Merger is consummated, the Buyer and Surviving Corporation will indemnify each individual who served as a director or officer of the Target or any of its Subsidiaries, or of DHI or any of its Subsidiaries, at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, or caused by this Agreement or any of the transactions contemplated herein.

     (k) Non-Interference. The Buyer and the Transitory Subsidiary will not (and will not cause or permit any of their respective Affiliates to) solicit, entice or otherwise induce any employee of the Target or any of its Affiliates to leave the employ of the Target for any reason whatsoever, and not to otherwise interfere with any contractual or business relationship between the Target and any of its employees or between a Target's Affiliate and any of such Affiliate's employees; provided, however, that the Buyer and the Transitory Subsidiary shall not be prohibited from employing any such person who first solicits the Buyer or Transitory Subsidiary on his or her own initiative, and, provided, further, this Agreement shall not prohibit any advertisement or general solicitation (or employment as a result thereof) that is not specifically targeted at such persons.

     (l) Target Stockholder Approval. The Target shall (i) call the Special Meeting in accordance with applicable law and its Articles of Incorporation and its Bylaws for the purpose of voting upon the Merger and obtaining the Requisite Stockholder Approval (provided that the Shareholder Mail Date shall in no event shall be earlier than 33 days after the date hereof), (ii) hold the Special Meeting as soon as practicable following the date of this Agreement, and (iii) subject to the next sentence, recommend to its stockholders the approval of the Merger and use its reasonable best efforts to obtain the approvals by its stockholders of the Merger, this Agreement and the transactions contemplated hereby. Nothing contained in this Section 5(l) or Section 5(m) shall require the board of directors of the Target to make any recommendation or to refrain from making any recommendation with respect to a Superior Proposal, which the board of directors, after considering such matters as it deems relevant and after consulting with its outside counsel, determines in good faith would be reasonably likely to result in a breach of its fiduciary duties to stockholders under applicable law as long as the Target has complied with its obligations set forth in Section 5(m) in all material respects. For purposes of this Agreement, a "Superior Proposal" means any bona fide written Takeover Proposal if the proposal is on terms which the board of directors of the Target determines in its good faith judgment (after consulting with a financial advisor of nationally recognized reputation and such other matters as the board of directors of the Target deems relevant) is reasonably likely to be consummated and to be more favorable to the Target's stockholders than the Merger. The Target shall promptly inform the Buyer of the Target's receipt of any Superior Proposal.

     (m) Non-Solicitation. (i) The Target shall not, and, shall not permit its Subsidiaries to, or authorize any of its officers, directors, employees, agents, accountants, counsel, investment bankers, financial advisors and other representatives ("Representatives") to, (A) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any Takeover Proposal (as defined below), or (B) directly or indirectly engage in negotiations or provide any Confidential Information or data to any person making a Takeover Proposal. Notwithstanding the foregoing, prior to the date of approval of the Merger and this Agreement by the stockholders of the Target, the Target shall be permitted to respond to a Takeover Proposal (by furnishing information and access to a third party or by participating in discussions and negotiations with a third party) if, and only if, (x) the board of directors of the Target determines in good faith, after consulting with a financial advisor of nationally recognized standing, that the Takeover Proposal is reasonably likely to result in a Superior Proposal, (y) the board of directors of the Target determines, after consulting with its outside counsel, that failure to so respond would be reasonably likely to result in a breach of fiduciary duties to stockholders under applicable law and (z) the party making the Takeover Proposal executes a confidentiality agreement. (ii) The Target shall promptly advise the Buyer orally and in writing of any Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Takeover Proposal, the identity of the Person making any such Takeover Proposal or inquiry and the material terms of any such Takeover Proposal or inquiry. (iii) The Target shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other Persons conducted heretofore with respect to any Takeover Proposal.

     For purposes of this Agreement, a "Takeover Proposal" with respect to the Target, as applicable, means any inquiry, proposal or offer from any Person relating to (A) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or net assets of the Target and its Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Target or any of its Subsidiaries, (B) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Target or any of its Subsidiaries, or (C) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Target or any of its Subsidiaries that constitutes 20% or more of the net revenues, net income or net assets of the Target or any of its Subsidiaries, as applicable, and its Subsidiaries taken as a whole, in each case other than the transactions contemplated by this Agreement. Each of the transactions referred to in clauses (A) - (C) of the foregoing definition of Takeover Proposal, other than the transactions contemplated by this Agreement and transactions permitted under Section 5(g), is referred to herein as an "Acquisition Transaction."

     (n) Benefit Plans. As soon as practicable following the date hereof, the Target shall file, or shall cause to be filed, any and all required reports and other documents required to be filed with the IRS and/or the Department of Labor for any and all welfare benefit plans listed on Target Disclosure Schedule 3(h) with respect to 1996-1999 reporting years (and for such prior reporting years to the extent the failure to do so would have a Target Material Adverse Effect), and shall take, or cause to be taken, all such action as may be necessary pursuant to the Department of Labor's Voluntary Compliance Program for Delinquent Plan Filers to comply with its annual reporting obligations under Title I of ERISA with respect to such plans for 1996-1999 reporting years (and for such prior reporting years to the extent the failure to do so would have a Target Material Adverse Effect).


SECTION 6.    CONDITIONS TO OBLIGATION TO CLOSE.

     (a) Conditions to Obligation of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions: (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval; (ii) Target shall have transferred the Excluded Target REIT Assets to the Buyer-REIT; (iii) to the extent DHI has not been liquidated prior to the Closing in accordance with the terms of Section 5(g)(vi) hereof, the purchase by the Buyer or an Affiliate of the Buyer of all of the outstanding common stock of DHI at a purchase price equal to the book value of DHI less amounts due from its common shareholders, which purchase price approximates $120,000 as of the date of this Agreement (and shall not be materially different at Closing), on terms and conditions mutually satisfactory to the Parties to such transaction; but under all circumstances for a price not greater than $200,000; (iv) the representations and warranties of the Target in this Agreement not qualified by materiality shall be true and correct in all material respects and if qualified by materiality shall be true and correct in all respects, in each case as though made on the Closing Date;
(v) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; (vi) no statute, rule, regulation or other law and no order, decree, stipulation, injunction or charge shall have been enacted, issued, promulgated, entered or issued by any Governmental Entity which is in effect and has the effect of making the consummation of the Merger illegal, materially restricts, prevents or prohibits consummation of any of the transactions contemplated hereby or would materially impair the ability of the Buyer to own the outstanding shares of the Surviving Corporation or operate its or the businesses of the Surviving Corporation, or any of the Surviving Corporation's Subsidiaries following the Effective Time, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending or threatened; (vii) the Target shall have purchased, terminated, or otherwise satisfied all outstanding Target SARs and Target Options by payment to the holders thereof of an aggregate purchase price not to exceed $265,000;
(viii) the Target shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(vii) is satisfied in all respects; (ix) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of Governmental Entities necessary for the consummation of the transactions contemplated hereby (including, without limitation, those set forth in Sections 3(d) and 4(d) above) without the imposition of any material terms, conditions, restrictions or limitations; (x) the Buyer, the Transitory Subsidiary and the Buyer-REIT shall have obtained the financing they will require in order to consummate the Merger on terms and conditions reasonably acceptable to the Buyer; (xi) the Buyer shall have received an opinion dated as of the Closing Date of Venable, Baetjer and Howard, LLP in form and substance reasonably satisfactory to the Buyer, regarding the qualification of the Target as a REIT under the Code; (xii) on or prior to the date thirty (30) days from the date of this Agreement (or on the first business day following such 30th day if such 30th day is not a business day), the Buyer shall have received from the holders of ninety (90%) of the outstanding principal amount of the Target Senior Notes any consent to the Merger or this Agreement, or any waiver of any terms of the Target Senior Note Indenture or the Target Senior Notes, as the Buyer shall deem necessary or advisable, which consent or waiver shall be in form and substance reasonably satisfactory to the Buyer; (xiii) the Preferred Stock Charter Amendment shall have been properly filed and be in full force and effect; and (xiv) no condition shall exist which constitutes a default in, or which but for the lapse of time or the waiver by or forbearance of any Party or Parties thereto would constitute a default in, the performance or observance of any term, covenant (financial or otherwise), representation, warranty or agreement in any agreement of the Target relating to indebtedness for borrowed money (including, without limitation, the Target Senior Notes Indenture or any Target Senior Notes).

     The Buyer and the Transitory Subsidiary may waive any condition specified in this Section 6

         (a) if they execute a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions: (i) the Buyer shall have accepted the transfer of the Excluded Target REIT Assets to the Buyer-REIT; (ii) the representations and warranties of the Buyer if not qualified by materiality shall be true and correct in all material respects and if qualified by materiality shall be true and correct in all respects, in each case as though made on the Closing Date; (iii) each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; (iv) no statute, rule, regulation or other law and no order, decree, stipulation, injunction or charge shall have been enacted, issued, promulgated, entered or issued by any Governmental Entity which is in effect and has the effect of making the consummation of the Merger illegal, materially restricts, prevents or prohibits consummation of any of the transactions contemplated hereby, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending or threatened; (v) to the extent DHI has not been liquidated prior to the Closing in accordance with the terms of
Section 5(g)(vi) hereof, the Buyer or an Affiliate of the Buyer shall have accepted the purchase by the Buyer or an Affiliate of the Buyer of all of the outstanding common stock of DHI at a purchase price equal to the book value of DHI less amounts due from its common shareholders, which purchase price approximates $120,000 as of the date of this Agreement (and shall not be materially different at Closing), on terms and conditions mutually satisfactory to the Parties to such transaction; but under all circumstances for a price not greater than $200,000, such purchase agreement to include insurance and indemnification provisions similar to Section 5(j) above; (vi) this Agreement and the Merger shall have received the Requisite Stockholder Approval; and (vii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of Governmental Entities necessary for the consummation of the transactions contemplated hereby (including, without limitation, those set forth in Sections 3(d) and 4(d) above) without the imposition of any terms, conditions, restrictions or limitations.

     The Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

SECTION 7     TERMINATION.

     (a) Termination of Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the obtaining of the Requisite Stockholder Approval): (i) by mutual written consent of the Target and the Buyer; (ii) by either the Target or the Buyer; (A) if the Merger has not been consummated by (1) January 31, 2001 if the Target's preliminary proxy materials are not reviewed by the SEC, or (2) February 28, 2001 if the Target's preliminary proxy materials are reviewed by the SEC (such date as described in clauses (1) and (2), the "End Date"); provided, however, that the right to terminate this Agreement under this Section 7(a)(ii)(A) shall not be available to any Party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the End Date; further, provided, however, if the Target's Proxy Materials are not filed with the SEC by November 30, 2000, (the "Target SEC Filing Date"), the End Date shall be extended by a day for each day subsequent to the Target SEC Filing Date as to which it takes the Target to file its preliminary proxy materials; or (B) if the Requisite Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;
(iii) by either the Target or the Buyer, if there shall be any statute, law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Buyer or the Target from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable; (iv) by the Buyer, if the board of directors of the Target shall have failed to recommend or withdrawn or modified or changed in a manner adverse to Buyer its approval or recommendation of this Agreement or the Merger, whether or not permitted by the terms hereof, or shall have failed to call and hold the Special Meeting in accordance with Section 5(1), or shall have recommended a Superior Proposal (or the board of directors of the Target shall have resolved to do any of the foregoing); (v) by the Buyer, if the Closing shall not have occurred by reason of the failure of the condition precedent under Section 6(a)(x) hereof; (vi) by the Buyer, on or before the date that is thirty (30) days from the date of this Agreement (or on the first business day following such 30th day if such 30th day is not a business day), if the condition precedent under Section 6(a)(xii) hereof shall not have been satisfied; (vii) by either the Buyer or the Target, if there shall have been a breach by the other of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 6(a) (iv) or (v) (in the case of a breach by the Target) or Section 6(b) (ii) or (iii) (in the case of a breach by the Buyer, including, without limitation, breach of the covenants set forth in Section 5(e)). The Party desiring to terminate this Agreement pursuant to clause (ii), (iii), (iv), (v),
(vi) or (vii) of this Section 7(a) shall give written notice of such termination to the other Party in accordance with Section 8(h), specifying the provision hereof pursuant to which such termination is effected.

     (b) Termination Fee. If: (i) The Buyer shall terminate this Agreement pursuant to Section 7(a)(iv); or (ii) (x) either the Target or the Buyer shall terminate this Agreement pursuant to Section 7(a)(ii)(B), (y) prior to the Special Meeting a Superior Proposal relating to the Target has been made to the Target or to the stockholders of the Target by any Person and (z) within 6 months after the termination of this Agreement, the Target consummates a transaction relating to any Superior Proposal or enters into a definitive agreement with respect to any Superior Proposal (provided that the Target ultimately consummates a transaction relating to such Superior Proposal); or
(iii) the Buyer shall terminate this Agreement pursuant to Section 7(a)(vii), then in any case as described in clause (i), (ii), or (iii), the Target shall pay to the Buyer (by wire transfer of immediately available funds) an amount equal to $2,000,000 (not later than three (3) business days after the date of termination of this Agreement in the case of clauses (i) or (iii) and not later than the date of consummation of such transaction in the case of clause (ii)); provided, however, that the amount payable to the Buyer under Section 7(b)(ii) resulting from a termination of this Agreement pursuant to Section 7(a)(ii)(B) shall be reduced to $1,500,000 if the Superior Proposal referred to in Section 7(b)(ii)(y) has been made prior to the earlier of (x) the date the Buyer has obtained the consent or waiver (as applicable) described in Section 6(a)(xii) or
(y) the date that is thirty days from the date of this Agreement (or on the first business day following such 30th day if such 30th day is not a business day); and provided  further,  that no amount shall be payable to the Buyer under
Section 7(b)(iii) if (A) this Agreement has been terminated by the Buyer pursuant to Section 7(a)(vii), (B) such termination is based on a failure of any representation or warranty at Section 3(d), 3(k) or 3(s) to continue to be true and correct, or true and correct in all material respects (as applicable), as though such representations and warranties were made on the Closing Date, and
(C) such failure results solely from any breach occurring after the date hereof relating to any maturity or termination date under that certain 5/98 Senior Secured Credit Agreement dated as of May 29, 1998 by and between the Target and Chase Bank of Texas as Agent and Lender, and other Lenders, as amended, restated, or supplemented prior to the date hereof or that certain Master Repurchase Agreement dated as of April 7, 2000 between Lehman Brothers, Inc., Lehman Commercial Paper, Inc. and the Target, as amended, restated, or supplemented prior to the date hereof; and provided further that except as set forth in this Section 7(b), the Target shall have no liability for any breach of its representations, warranties, covenants, or obligations contained in this Agreement.

     (c) Forfeiture. (i) If the Buyer shall terminate this Agreement pursuant to
Section  7(a)(v),  or if the Target shall  terminate this Agreement  pursuant to
Section 7(a)(vii), the Escrow Amount shall be transferred, assigned, and delivered to the Target as liquidated damages (and not as a penalty) in accordance with the terms, and subject to the limitations and restrictions, of the Escrow Agreement, without payment of consideration by the Target, and the Buyer and the Transitory Subsidiary shall have no further liability for any breach of any of its representations, warranties, covenants or obligations contained in this Agreement, including without limitation breach of any of the covenants set forth in Section 5(e). Until any forfeiture of the Escrowed Shares by the Buyer to the Target pursuant to the Escrow Agreement as a result of the termination of this Agreement by the Buyer pursuant to Section 7(a)(v), or by the Target pursuant to Section 7(a)(vii), the Buyer shall have the right to vote the Escrowed Shares and shall be entitled to receive all dividends and distributions payable in respect of the Escrowed Shares.

     (ii)  If  the  Buyer   shall   terminate   this   Agreement   pursuant   to
Section 7(a)(vi), then (A) within three business days thereof, the Target will select any or all loans or participations described on Schedule 7(c)(ii) attached hereto and "put" those loans or participations by written notice to the Buyer and Buyer agrees to purchase such loans or participations for cash within 10 business days following such notice, or (B) if the Buyer so elects, in lieu of Buyer's obligations under clause (A), Buyer shall forfeit the Escrowed Shares to the Target as liquidated damages (and not as a penalty) in accordance with the terms, and subject to the limitations and restrictions of, the Escrow Agreement, without payment of consideration by the Target, and the Buyer and the Transitory Subsidiary shall have no further liability for any breach of its representations, warranties, covenants, or obligations contained in this Agreement, including, without limitation, the breach of the covenants set forth in Section 5(e). The purchase price for such loans or participations shall be equal to an amount determined by discounting each principal and interest payment due on each such loan or participation each month over the life of such loan or participation at a rate equal to 2.50% plus the rate of interest applicable to the 10 year US Treasury security (determined at the close of business on the business day immediately preceding the date of the "put" notice from the Target to the Buyer), divided by 12. Such purchase shall be made without any representations or warranties by the Target relating to such loans or participations, other than that Target has all the right, title and interest in such loans or participations and that such loans or participations are being sold free and clear of any liens.



     (c) Effect of  Termination.  If this  Agreement is  terminated  pursuant to
Section 7(a), this Agreement shall become void and of no effect with no liability on the part of any Party hereto, except that (i) the agreements contained in Section 7(b), in Section 7(c), and this Section 7(d) hereof and in the Confidentiality Agreement, shall survive the termination hereof. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages in circumstances where the termination fee is payable in accordance with Section 7(b) or the Escrow Amount is forfeited in accordance with Section 7(c), the right to receive such termination fee or the Escrow Amount constitutes a reasonable estimate of the damages that will be suffered by reason of any such termination of this Agreement and shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing.

     SECTION 8. MISCELLANEOUS. (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Section 2 above concerning payment of the Merger Consideration, the provisions of Section 5(j) above concerning insurance and indemnification, the provisions of Section 5(k) concerning non-interference, the provisions of Sections 7(b), (c) and (d) and this Section 8(a)) will survive the Effective Time or the termination of this Agreement pursuant to Section 7. (b) Press Releases and Public
Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use commercially reasonable efforts to advise the other Party prior to making the disclosure). (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 above concerning payment of the Merger Consideration are intended for the benefit of the Target Stockholders and (ii) the provisions in Section 5(j) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives. (d) Entire Agreement. This Agreement (including the documents referred to herein), together with the Confidentiality Agreement, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Target:                           Copy to:

Dynex Capital, Inc.                   Elizabeth R. Hughes, Esq.
Attn:    Thomas H. Potts              Venable, Baetjer and Howard, LLP
         President                    1800 Mercantile Bank & Trust Building
4551 Cox Road, Suite 300              Two Hopkins Plaza
Glen Allen, Virginia 23060            Baltimore, Maryland 21201
Facsimile No. (804) 217-5860          Facsimile No. (410) 244-7742

If to the Buyer:                      Copy to:

California Investment Fund, LLC       Stephen Fraidin, Esq.
Attn:    Michael R. Kelly             Fried, Frank, Harris, Shriver & Jacobson
         Managing Member              One New York Plaza
550 West C Street                     New York, New York 10004
10th Floor                            Facsimile No. (212) 859-4000
San Diego, California 92101
Facsimile No. (619) 687-5010

If to the Transitory Subsidiary:       Copy to:

DCI Acquisition Corporation            Stephen Fraidin, Esq.
c/o California Investment Fund, LLC    Fried, Frank, Harris, Shriver & Jacobson
Attn:    Michael R. Kelly              One New York Plaza
         Managing Member               New York, New York 10004
550 West C Street                      Facsimile No. (212) 859-4000
10th Floor
San Diego, California 92101
Facsimile No. (619) 687-5010

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, overnight courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. (i) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia. Each Party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the state or federal courts of Virginia and hereby expressly submits to the exclusive personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Virginia Corporation Law. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. (l) Expenses. Subject to Section 7(b), 7(c) and 7(d) above, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[SIGNATURE PAGE TO FOLLOW]




     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


        BUYER:

        CALIFORNIA INVESTMENT FUND, LLC, a California limited liability company

        By:      /s/ Michael R. Kelly
        Its:     Managing Member


        TRANSITORY SUBSIDIARY:

        DCI ACQUISITION CORPORATION,
        a Virginia corporation

        By:      /s/ Michael R. Kelly
        Its:     President


        TARGET:

        DYNEX CAPITAL, INC.,
        a Virginia corporation


        By:      /s/ Thomas H. Potts
        Its:     President



MC1.75588.12




                                                                    66016
                                                             Exhibit 99.2

                                                           ESCROW AGREEMENT


     This ESCROW AGREEMENT (the "Agreement"), dated as of November 7, 2000, by and among California Investment Fund, LLC, a California limited liability Company (the "Buyer"), Dynex Capital, Inc., a Virginia corporation (the "Target") and U.S. Trust Company, National Association, (the "Escrow Agent").

     WHEREAS, concurrently with the execution of this Agreement, the parties hereto are entering into that certain Agreement and Plan of Merger, dated November 7, 2000 (the "Merger Agreement"), by and among the Buyer, DCI Acquisition Corporation, a Virginia corporation (the "Transitory Subsidiary"), and the Target;

     WHEREAS pursuant to Section 2(g) of the Merger Agreement, the Buyer is required to deposit 572,178 shares of common stock of the Target (the "Escrow Shares") and, subject to certain conditions set forth in the Merger Agreement, the Buyer may deposit $1,000,000 in immediately available funds (the "Escrow Fund," and together with the Escrow Shares, the "Escrow Deposit") in escrow, solely to satisfy obligations arising pursuant to Section 7(c) of the Merger Agreement;

     WHEREAS the Target, the Buyer and the Escrow Agent desire to evidence their agreement with respect to the Escrow Fund, if any, and the Escrow Shares.

     NOW, THEREFORE, in consideration of the covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1.        Appointment.

     The Buyer and the Target hereby appoint and designate U.S. Trust Company, National Association, to act as Escrow Agent hereunder, on the terms and subject to the conditions set forth in this Agreement, and the Escrow Agent hereby accepts such appointment. The fees to be paid to the Escrow Agent for its services hereunder are set forth in Exhibit A hereto.

         Section 2.        Establishment of Escrow.

     (a) Simultaneously with the execution and delivery of this Agreement, or as promptly thereafter as is reasonably practicable, the Buyer shall transfer the Escrow Shares, together with one or more stock powers executed in blank, to the Escrow Agent as provided in Section 2(g) of the Merger Agreement; provided, however, that the Buyer shall remain the record owner of the Escrow Shares. Additionally, on or prior to the date which is thirty days after the date of the Merger Agreement (or on the next succeeding business day if such thirtieth day is not a business day), the Buyer may elect, in accordance with, and subject to the restrictions of, Section 2(g) of the Merger Agreement, to deposit the Escrow Fund with the Escrow Agent.

     (b) Escrow Shares. (i) The parties hereto agree that dividends or other distributions with respect to the Escrow Shares shall become part of the Escrow Deposit.

     (ii) As long as the Escrow Shares remain subject to this Agreement, all voting rights with respect to the Escrow Shares shall be exercised by the Buyer.

     (c) Escrow Agent. The Escrow Agent hereby agrees to act as escrow agent hereunder, accepts the Escrow Shares and agrees to accept the Escrow Fund, if any, and to hold and disburse the Escrow Fund, if any, and the Escrow Shares in accordance with the terms and conditions of this Agreement for the uses and purposes stated therein and herein.

     Section 3. (a) Investment of Escrow Fund. The Buyer and the Target hereby authorize and direct the Escrow Agent to invest the Escrow Fund, if any, if and when deposited with the Escrow Agent, in any of the following investments (as so invested, hereinafter referred to as the "Escrow Account") as instructed by the Buyer in writing (an "Investment Instruction") to the Escrow Agent from time to time:

     (i) marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by an agency thereof and backed by the full faith and credit of the United States of America;

     (ii) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof which, at the time of acquisition, have the highest rating obtainable from either the Standard & Poor's division of the McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's");

     (iii) commercial paper which, at the time of acquisition, has the highest rating obtainable from either S&P or Moody's;

     (iv) certificates of deposit, repurchase agreements, or bankers' acceptances issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia which has combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

     (v) money market funds organized under the laws of the United States of America or any State thereof that invest not less than seventy-five percent (75%) of their funds in any of the investments permitted under (i), (ii), (iii) and (iv) above, including funds for which the Escrow Agent or an affiliate of the Escrow Agent acts as an investment provider or provides other services; and

     (vi) such other investments as the Buyer, the Target and the Escrow Agent may mutually agree upon.

     Any investment in which the Escrow Fund, if any, is invested must have a maturity of less than ninety (90) days. The Buyer will promptly deliver to the Target a copy of each Investment Instruction delivered by the Buyer to the Escrow Agent hereunder. All interest or other return earned by the investment of the Escrow Fund, if any, and received by the Escrow Agent (the "Interest") shall become part of the Escrow Fund. Monies held hereunder which are uninvested pending disbursement or receipt of proper Investment Instructions may be invested in investments described in clause (v) above.

 Section 4.        Use of Escrow Deposit.

 (a)      In the event, and only in the event, that:

     (i) the Buyer terminates the Merger Agreement pursuant to, solely, Section 7(a)(v) of the Merger Agreement as a result of the failure to satisfy the closing condition set forth in Section 6(a)(x) of the Merger Agreement (the "Financing Condition"), the Target shall deliver to the Escrow Agent and the Buyer a request (an "Escrow Deposit Request") executed by the Target which represents and warrants that the Target is asserting a claim (a "Claim") for the Escrow Shares and the full amount of the Escrow Fund, if any, pursuant to this
Section 4(a)(i) as a result of the failure of the Buyer to satisfy the Financing Condition;

     (ii) the Target terminates the Merger Agreement pursuant to Section 7(a)(vii) of the Merger Agreement as a result of the failure to satisfy the closing condition set forth in Sections 6(b)(ii) or 6(b)(iii) of the Merger Agreement (a "Material Breach"), the Target shall deliver to the Escrow Agent and the Buyer an Escrow Deposit Request executed by the Target which (A) describes the Material Breach and the basis for asserting the Claim for the Escrow Shares and the Escrow Fund, if any, pursuant to this Section 4(a)(ii) in reasonable detail and (B) represents and warrants that the Target is asserting a Claim pursuant to this Section 4(a)(ii) for the Escrow Shares and the full amount of the Escrow Fund, if any, as a result of the Material Breach; or

     (iii) the Buyer terminates the Merger Agreement pursuant to Section 7(a)(vi) of the Merger Agreement as a result of the failure to satisfy the closing condition set forth in Section 6(a)(xii) of the Merger Agreement (the "Bondholder Condition"), and provided that the Buyer has not elected to purchase the Target loans or participations put to the Buyer pursuant to Section
7(c)(ii)(A)  of the Merger  Agreement,  the Target  shall  deliver to the Escrow
Agent and the Buyer an Escrow Deposit Request executed by the Target which represents and warrants that the Target is asserting a Claim for the Escrow Shares (but not, in any event, the Escrow Fund), pursuant to this Section 4(a)(iii) as a result of the failure to satisfy the Bondholder Condition.

     (b) The Target acknowledges and agrees that if the Buyer has a right to terminate the Merger Agreement both as a result of a failure to satisfy the Financing Condition and as a result of a failure to obtain Bondholder Consent, the Buyer shall be deemed to have terminated the Merger Agreement as a result of failure to obtain Bondholder Consent. In such case, the Target may assert a claim for the Escrow Shares but the Buyer may not assert a claim for the Escrow Fund, if any.

     (c) If the Buyer objects to any such Claim, the Buyer shall provide the Escrow Agent and the Target with a written objection thereto setting forth in reasonable detail the reasons for such objection within (i) fifteen (15) calendar days following receipt by the Buyer of said Escrow Deposit Request in the case of Sections 4(a)(i) or 4(a)(iii) hereof or (ii) thirty (30) calendar days following receipt by the Buyer of said Escrow Deposit Request in the case of Section 4(a)(ii) hereof. If the Buyer shall object to any such Claim, the provisions of Section 6(e) shall apply and no disbursements shall be made except in accordance with Section 6(e). If the Buyer shall not object to any such Claim asserted pursuant to clauses (i) or (ii) of Section 4(a) above, the Escrow Agent shall disburse the Escrow Fund (including any Interest thereon), if any, and the Escrow Shares (including any dividends or distributions with respect thereto) to the Target. If the Buyer shall not object to any such Claim asserted pursuant to clause (iii) of Section 4(a) above, the Escrow Agent shall (1) disburse the Escrow Shares (including any dividends or distributions with respect thereto) to the Target and (2) disburse the Escrow Fund (including any Interest thereon), if any, to the Buyer.

     Section  5.  Escrow  Date.  Subject  to the  terms and  provisions  of this
Section 5 and upon written notice to the Escrow Agent of the occurrence of the Escrow Deposit Release Date (as defined below), the Escrow Agent shall disburse the Escrow Fund (together with any Interest thereon), if any, and the Escrow Shares (together with any dividends or other distributions with respect thereto) to the Buyer on the date which is the earlier to occur of (i) the Closing Date (as defined in the Merger Agreement) or (ii) the date upon which the Merger Agreement is terminated (unless such termination results from the failure to satisfy the Financing Condition, the failure to satisfy the Bondholder Condition or a Material Breach) (the "Escrow Deposit Release Date"). In the event, however, that the Escrow Agent has received, on or before such Escrow Deposit Release Date, an Escrow Deposit Request for which the Escrow Agent may be required to disburse the Escrow Deposit or the Escrow Shares, as applicable, to the Target pursuant to Section 4 above or Section 6(e) below, the Escrow Agent shall disburse the Escrow Deposit or the Escrow Shares, as applicable, in accordance with such sections.

     Section 6. Escrow Agent. In order to induce the Escrow Agent to hold, invest, and disburse the Escrow Deposit as required by this Agreement, the Buyer and the Target do hereby agree that:

     (a) The functions and duties of the Escrow Agent with respect to disbursements hereunder are those of an independent contractor and include only those set forth in this Agreement. The Escrow Agent is not entitled to act in any manner whatsoever except in accordance with the terms and conditions of this Agreement or pursuant to written instructions or demands given in accordance with such terms and conditions.

     (b) Any checks or drafts deposited in the Escrow Fund, if any, with the Escrow Agent under this Agreement will be processed in the normal course of business. The Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of any Escrow Account in which the Escrow Fund, if any, is deposited.

     (c) The Escrow Agent, in the absence of gross negligence, willful misconduct or a breach of this Agreement, shall not be liable for any loss or damage resulting from the following:

     (i) Any default, error, action or omission of any other party.

                  (ii)     The expiration of any time limit or other delay.

     (iii) Lack of authenticity, sufficiency and effectiveness of any documents delivered to it and lack of genuineness of any signature or authority of any person to sign any such document.

     (iv) Any loss or impairment of funds deposited in the course of collection or while on deposit in a federally or state insured account with a trust company (other than the Escrow Agent), bank, savings bank, or savings association resulting from the failure, insolvency or suspension of such institution.

     (v) Compliance by the Escrow Agent with any and all legal process, writs, orders, judgments and decrees of any court whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

     (vi) The Escrow Agent's assertion or failure to assert any cause of action or defense in any judicial, administrative or other proceeding either in its own interest or in the interest of any other party or parties, provided the Escrow Agent shall have furnished timely written notice of such proceeding to the parties hereto.

     (d) The Escrow Agent shall not be liable, absent gross negligence or willful misconduct, for its failure to inquire into the authenticity of any written instructions or other documents delivered to it as required by this Agreement or its failure to inquire as to the genuineness of any signature or authority of any person to issue such instructions or execute such other documents.

     (e) If there is any dispute regarding the disbursement of all or any portion of the Escrow Shares or the Escrow Fund, if any, that has not been finally resolved, the parties shall promptly commence binding arbitration in New York, New York in accordance with the commercial arbitration rules of the American Arbitration Association. Judgment upon the decision of the arbitrator may be entered in any court having jurisdiction. The Escrow Agent shall continue to hold all of the Escrow Shares or Escrow Fund, if any, as to which such dispute relates, in its possession until directed to disburse the same in accordance with (i) the joint instructions of the Target and the Buyer or (ii) a final unappealable judgment of a court of competent jurisdiction. In lieu of the foregoing, the Escrow Agent may deposit the disputed amount of Escrow Deposit with a court of competent jurisdiction and commence an action of interpleader between the parties in dispute. The Buyer and the Target agree to indemnify the Escrow Agent against all court costs and reasonable attorney's fees in connection with any litigation regarding this Agreement other than any such litigation arising from the gross negligence, willful misconduct or breach of this Agreement by the Escrow Agent. The Escrow Agent agrees to: (i) first, collect such indemnity amount from the Escrow Deposit and (ii) thereafter, to use reasonable efforts to collect the balance of such indemnity amount, if any, 50% from the Buyer and 50% from the Target.

     (f) The Escrow  Agent may resign for any reason,  upon not less than thirty
(30) days prior written notice to the parties to this Agreement, which notice shall specify the date and time as of which such resignation shall become effective. Upon the effectiveness of such resignation, the Escrow Agent shall deliver all cash, if any, or property in its possession under this Agreement to any successor escrow agent appointed in writing by the Buyer (subject to the reasonable approval of the Target), as directed in written directions signed by the Buyer, or if no successor escrow agent has been appointed, to any court of competent jurisdiction in New York, New York. Upon such delivery, the Escrow Agent shall be released from any and all further liability under this Agreement.

     Section 7. Tax Identification Number. The Buyer's tax identification number for reporting purposes under this Agreement is 33-0688954. All Interest shall initially be chargeable to the Buyer for tax purposes. If any Interest is released to the Target, such Interest shall be chargeable to the Target for tax purposes. The Target's tax identification number for reporting purposes under this Agreement is 52-1549373.

     Section 8. Escrow Fee. All fees and charges of the Escrow Agent in connection with the initiation and administration of this Agreement shall be paid 50% by the Target and 50% by Buyer.

     Section 9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of New York.

     Section 10. Successors and Assigns. Except as otherwise expressly provided herein, the terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to, or shall, confer on any person, other than any of the parties hereto, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 11. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     Section 12. Construction. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof. All section and article references are to this Agreement, unless otherwise expressly provided. As used in this Agreement, (a) "hereof", "hereunder", "herein" and words of like import shall be deemed to refer to this Agreement in its entirety and not just a particular section of this Agreement, and (b) unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number or the plural number, words of the masculine gender shall include the feminine and neuter, and, when the sense so indicates, words of the neuter gender shall refer to any gender.

     Section 13. Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. Any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     Section 14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     Section 15. Notices. Any notice, request, instruction or other document to be given hereunder (a "Notice") by any party hereto to any other party shall be in writing and delivered personally, sent by a recognized worldwide or nationwide (whichever is applicable) overnight delivery service with charges prepaid, sent by registered or certified mail with postage prepaid, or sent by facsimile transmission:

                  if to the Buyer, to:

                  California Investment Fund, LLC
                  550 West C Street, 10th Floor
                  San Diego, California  92101
                  Facsimile:        (619) 687-5010
                  Confirmation:     (619) 687-5000
                  Attention:        Michael Kelly

                           with a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY  10004-1980
                  Facsimile:        (212) 859-4000
                  Confirmation:     (212) 859-8000
                  Attention:        Stephen Fraidin, Esq.

                  if to the Target, to:

                  Dynex Capital, Inc.
                  4551 Cox Road, Suite 300
                  Glen Allen, Virginia  23060
                  Facsimile:        (804) 217-5860
                  Confirmation:     (804) 217-5861
                  Attention:        Thomas H. Potts

                  with a copy to:

                  Venable, Baetjer and Howard, LLP
                  2010 Corporate Ridge, Suite 400
                  McLean, Virginia  22102-7847
                  Facsimile:        (703) 821-8949
                  Confirmation:     (703) 760-1920
                  Attention:        Elizabeth R. Hughes, Esquire

                  if to the Escrow Agent, to:

                  U.S. Trust Company, National Association
                  515 South Flower Street, Suite 2700
                  Los Angeles, CA  90071
                  Facsimile:        (213) 488-1370
                  Confirmation:     (213) 861-5000
                  Attention:        Corporate Trust Division

     or at such other address for a party as shall be specified by like Notice. Any Notice which is sent in the manner provided herein shall be deemed to have been duly given to and received by the party to whom it is directed upon actual receipt by such party, except that any Notice sent by facsimile transmission shall be deemed to have been given and received upon confirmation of transmission; provided that Notice so sent is promptly followed by duplicate Notice to that same party sent by registered or certified mail, postage prepaid, or sent by recognized worldwide or nationwide courier (whichever is applicable) delivery overnight service with charges prepaid. All communications to be given or made herewith shall be in the English language.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.




              DYNEX CAPITAL, INC.


              By:/s/ Thomas H. Potts
                  Name: Thomas H. Potts
                  Title: President



              CALIFORNIA INVESTMENT FUND, LLC.


              By:/s/ Michael Kelly
              Name: Michael Kelly
              Title: Managing Member



              U.S. TRUST COMPANY, NATIONAL ASSOCIATION


              By: /s/
                  Name:
                  Title: